Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Gallery Management Holding Corp. on Form S-8, of my report dated February 17, 2012 on the consolidated financial statements of Gallery Management Holding Corp. as of November 30, 2011 and 2010 and for the period from August 15, 2007 (inception) through November 30, 2011.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
March 13, 2012